Exhibit 99.1

Clipper Realty Inc. Announces Third Quarter 2022 Results

NEW YORK, November 9, 2022 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended September 30, 2022.

Highlights for the Three Months Ended September 30, 2022

●	Record quarterly revenues of $32.8 million for the third quarter of 2022
●	Quarterly income from operations of $7.3 million for the third quarter of 2022
●	Record net operating income (“NOI”)[1] of $17.4 million for the third quarter of 2022
●	Quarterly net loss of $2.8 million for the third quarter of 2022
●	Quarterly adjusted funds from operations (“AFFO”)[1] of $5.0 million for the third quarter of 2022
●	Declared a dividend of $0.095 per share for the third quarter of 2022

David Bistricer, Co-Chairman and Chief Executive Officer, commented,

“We continue to see strong demand for our New York City and Brooklyn based rental properties. Our revenue, occupancy, rent levels, new leases and renewals are all exceeding pre-pandemic levels. In the third quarter, we recorded record revenue of $32.8 million, NOI of $17.4 million and leased occupancy of 99.1% and our overall collection rate remains high at 95.5%. We have a strong liquidity position with $35.5 million of cash on the balance sheet, consisting of $20.0 million of unrestricted cash and $15.5 million of restricted cash, and substantially all debt at our operating properties is fixed rate, none maturing until 2027. Additionally, we expect to complete our 1010 Pacific Street development property in the fourth quarter on budget and begin leasing in the first quarter. We remain committed to executing our strategic initiatives to create long-term value.”

Financial Results

For the third quarter of 2022, revenues increased by $2.2 million, or 7.2%, to $32.8 million and $3.0 million, or 9.8% to $33.6 million excluding the effects of the new accounting standard discussed below. This compares to revenue of $30.6 million for the third quarter of 2021. Excluding the effects of the new accounting standard, residential revenue increased by $2.5 million, or 11.7%, due to higher rental rates and occupancy at all our properties; commercial income increased $0.4 million, or 4.3%, due to higher escalation billings at the 141 Livingston St property. Revenue in the third quarter of 2022 reflects implementation of a new accounting standard effective 2022 by which adjustments to receivables for collectability were made to revenue in the amount of $0.8 million; in the third quarter of 2021, such adjustments were made to operating expenses in the amount of $0.2 million.

For the third quarter of 2022, net loss was $2.8 million, or $0.08 per share compared to net loss of $3.4 million, or $0.09 per share, for the third quarter of 2021. The change was primarily attributable to increased revenue and lower interest expense partially offset by increased property operating expenses and real estate taxes.

For the third quarter of 2022, AFFO was $5.0 million, or $0.12 per share, compared to $4.1 million, or $0.10 per share, for the third quarter of 2021. As discussed above, the change was primarily attributable to increased revenue and lower interest expense partially offset by increased property operating expenses and real estate taxes.

1 NOI and AFFO are non-GAAP financial measures. For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

Balance Sheet

At September 30, 2022, notes payable (excluding unamortized loan costs) was $1,167.3 million, compared to $1,144.1 million at December 31, 2021. The increase primarily was due borrowings to develop the 1010 Pacific Street property and complete the 953 Dean Street property acquisition partially offset by scheduled principal amortization payments.

Dividend

The Company today declared a third quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on November 21, 2022, payable November 25, 2022.

Conference Call and Supplemental Material

The Company will host a conference call on November 9, 2022, at 5:00 PM Eastern Time to discuss the third quarter 2022 results and provide a business update. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 976956. A replay of the call will be available from November 9, 2022, following the call, through November 23, 2022, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 976956. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties (including uncertainties regarding the ongoing impact of the COVID-19 pandemic, and measures intended to curb its spread, on our business, our tenants and the economy generally), most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2021, and other reports filed from time to time with the SEC.

Contact Information:

Lawrence Kreider

Chief Financial Officer

(718) 438-2804 x2231

larry@clipperrealty.com

Clipper Realty Inc.

 Consolidated Balance Sheets

 (In thousands, except for share and per share data)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$540,859	$540,859
Building and improvements	654,276	649,686
Tenant improvements	3,406	3,406
Furniture, fixtures and equipment	12,840	12,500
Real estate under development	134,775	97,301
Total investment in real estate	1,346,156	1,303,752
Accumulated depreciation	(178,043)	(158,002)
Investment in real estate, net	1,168,113	1,145,750

Cash and cash equivalents	19,987	34,524
Restricted cash	15,505	17,700
Tenant and other receivables, net of allowance for doubtful accounts of $172 and $7,905, respectively	5,151	10,260
Deferred rent	2,630	2,656
Deferred costs and intangible assets, net	6,740	7,126
Prepaid expenses and other assets	10,866	15,641
TOTAL ASSETS	$1,228,992	$1,233,657

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of unamortized loan costs of $10,545 and $12,898, respectively	$1,156,709	$1,131,154
Accounts payable and accrued liabilities	13,649	19,558
Security deposits	8,006	7,110
Below-market leases, net	27	53
Other liabilities	6,618	5,833
TOTAL LIABILITIES	1,185,009	1,163,708

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 16,063,228 shares issued and outstanding	160	160
Additional paid-in-capital	88,610	88,089
Accumulated deficit	(72,099)	(61,736)
Total stockholders' equity	16,671	26,513
Non-controlling interests	27,312	43,436
TOTAL EQUITY	43,983	69,949

TOTAL LIABILITIES AND EQUITY	$1,228,992	$1,233,657

Clipper Realty Inc.

 Consolidated Statements of Operations

 (In thousands, except per share data)

 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

REVENUES
Residential rental income	$23,108	$21,341	$67,167	$64,518
Commercial rental income	9,692	9,290	29,570	27,435
TOTAL REVENUES	32,800	30,631	96,737	91,953

OPERATING EXPENSES
Property operating expenses	7,267	6,684	21,734	22,547
Real estate taxes and insurance	8,252	7,853	24,069	22,528
General and administrative	3,209	2,684	9,348	7,779
Transaction pursuit costs	(10)	-	506	60
Depreciation and amortization	6,784	6,452	20,221	18,968
TOTAL OPERATING EXPENSES	25,502	23,673	75,878	71,882

INCOME FROM OPERATIONS	7,298	6,958	20,859	20,071

Interest expense, net	(10,086)	(10,375)	(30,076)	(30,958)
Loss on extinguishment of debt	-	-	-	(3,034)
Gain on involuntary conversion	-	-	-	139

Net loss	(2,788)	(3,417)	(9,217)	(13,782)

Net loss attributable to non-controlling interests	1,731	2,122	5,723	8,558
Net loss attributable to common stockholders	$(1,057)	$(1,295)	$(3,494)	$(5,224)

Basic and diluted net loss per share	$(0.08)	$(0.09)	$(0.26)	$(0.36)

Weighted average common shares / OP units
Common shares outstanding	16,063	16,063	16,063	16,063
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	42,380	42,380	42,380	42,380

Clipper Realty Inc.

 Consolidated Statements of Cash Flows

 (In thousands)

 (Unaudited)

	Nine Months Ended September 30,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,217)	$(13,782)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	20,041	18,798
Amortization of deferred financing costs	939	934
Amortization of deferred costs and intangible assets	540	531
Amortization of above- and below-market leases	(26)	(96)
Loss on extinguishment of debt	-	3,034
Gain on involuntary conversion	-	(139)
Gain on termination of lease	-	-
Deferred rent	(220)	(125)
Stock-based compensation	2,064	1,946
Bad debt expense	(387)	2,278
Transaction pursuit costs	-	60
Changes in operating assets and liabilities:
Tenant and other receivables	(304)	(3,169)
Prepaid expenses, other assets and deferred costs	2,606	1,286
Accounts payable and accrued liabilities	(2,558)	1,601
Security deposits	896	(128)
Other liabilities	785	460
Net cash provided by operating activities	15,159	13,489

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(35,966)	(20,803)
Insurance proceeds from involuntary conversion	-	150
Acquisition deposit	2,015	-
Cash paid in connection with acquisition of real estate	(8,041)	-
Net cash used in investing activities	(41,992)	(20,653)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of mortgage notes	(1,652)	(96,889)
Proceeds from mortgage notes	24,855	121,764
Dividends and distributions	(12,767)	(12,570)
Loan issuance and extinguishment costs	(335)	(5,939)
Net cash provided by financing activities	10,101	6,366

Net decrease in cash and cash equivalents and restricted cash	(16,732)	(798)
Cash and cash equivalents and restricted cash - beginning of period	52,224	89,032
Cash and cash equivalents and restricted cash - end of period	$35,492	$88,234

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$34,524	$72,058
Restricted cash	17,700	16,974
Total cash and cash equivalents and restricted cash - beginning of period	$52,224	$89,032

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$19,987	$59,130
Restricted cash	15,505	29,104
Total cash and cash equivalents and restricted cash - end of period	$35,492	$88,234

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $3775 and $1257 in 2022 and 2021, respectively	$29,244	$30,262
Non-cash interest capitalized to real estate under development	1,749	130
Additions to investment in real estate included in accounts payable and accrued liabilities	5,214	7,474

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income (loss) or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including loan principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
FFO
Net loss	$(2,788)	$(3,417)	$(9,217)	$(13,782)
Real estate depreciation and amortization	6,784	6,452	20,221	18,968
FFO	$3,996	$3,035	$11,004	$5,186

AFFO
FFO	$3,996	$3,035	$11,004	$5,186
Amortization of real estate tax intangible	121	120	361	361
Amortization of above- and below-market leases	(9)	(33)	(26)	(96)
Straight-line rent adjustments	(31)	(72)	(220)	(125)
Amortization of debt origination costs	313	313	939	934
Amortization of LTIP awards	856	665	2,064	1,946
Transaction pursuit costs	(10)	-	506	60
Loss on extinguishment of debt	-	-	-	3,034
Gain on involuntary conversion	-	-	-	(139)
Gain on termination of lease	-	-	-	-
Litigation settlement and other	-	-	-	-
Certain litigation-related expenses	(65)	75	188	199
Recurring capital spending	(138)	(51)	(276)	(159)
AFFO	$5,033	$4,052	$14,540	$11,201
AFFO Per Share/Unit	$0.12	$0.10	$0.34	$0.26

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted EBITDA
Net loss	$(2,788)	$(3,417)	$(9,217)	$(13,782)
Real estate depreciation and amortization	6,784	6,452	20,221	18,968
Amortization of real estate tax intangible	121	120	361	361
Amortization of above- and below-market leases	(9)	(33)	(26)	(96)
Straight-line rent adjustments	(31)	(72)	(220)	(125)
Amortization of LTIP awards	856	665	2,064	1,946
Interest expense, net	10,086	10,375	30,076	30,958
Transaction pursuit costs	(10)	-	506	60
Loss on extinguishment of debt	-	-	-	3,034
Gain on involuntary conversion	-	-	-	(139)
Gain on termination of lease	-	-	-	-
Litigation settlement and other	-	-	-	-
Certain litigation-related expenses	(65)	75	188	199
Adjusted EBITDA	$14,944	$14,165	$43,953	$41,384

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, transaction pursuit costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
NOI
Income from operations	$7,298	$6,958	$20,859	$20,071
Real estate depreciation and amortization	6,784	6,452	20,221	18,968
General and administrative expenses	3,209	2,684	9,348	7,779
Transaction pursuit costs	(10)	-	506	60
Amortization of real estate tax intangible	121	120	361	361
Amortization of above- and below-market leases	(9)	(33)	(26)	(96)
Straight-line rent adjustments	(31)	(72)	(220)	(125)
NOI	$17,362	$16,109	$51,049	$47,018